UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

MYOS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported in a Current Report on Form 8-K filed on November 19, 2014, MYOS Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain institutional and accredited investors (“Purchasers”) on November 17, 2014, providing for the issuance and sale by the Company of 193,865 shares of common stock and warrants to purchase an aggregate of 484,663 shares of common stock for aggregate gross proceeds of $1.81 million (the “Offering”). Pursuant to the Agreement, the Company agreed to issue up to 193,865 additional shares of common stock (the “Make-Whole Shares”) to the Purchasers if the closing price of the common stock was below $14.06 on the 12-month anniversary of the closing of the Offering (the “Determination Date”), provided that the Purchasers continued to hold at least a portion of the shares of common stock issued in the Offering on such date. Since the closing price of the Company’s common stock was below $14.06 on the Determination Date, on November 30, 2015, the Company issued an aggregate of 193,865 Make-Whole Shares to the Purchasers who continued to hold at least a portion of the shares of common stock issued in the Offering on the Determination Date.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOS CORPORATION

Dated: November 30, 2015	/s/ Joseph C. DosSantos
Name: Joseph C. DosSantos
Title: Chief Financial Officer

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